Exhibit 2.3

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (“Agreement”) is made and entered into as of the 12th day of July, 2004, by and among Computer Network Technology Corporation, a Minnesota corporation (the “Company”), and the investors listed on the signature page hereto (collectively, the “Investors”).

RECITALS

     A. In connection with the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of June 24, 2002, among the Investors and the Company, the Company has the right to issue to the Investors certain shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) in satisfaction of its obligation to pay the Additional Consideration.

     B. It is a condition to such issuance that the Company provide the registration rights provided herein and the parties hereto desire to provide for such rights on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties hereto agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

     1.1 Registration. The Company will file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 registering the resale of the shares of Common Stock issued to the Investors pursuant to the Stock Purchase Agreement (the “Registrable Stock”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, and shall thereafter take all reasonable necessary steps to qualify such resale under such state laws as the holders of Registrable Stock may reasonably request. The costs and expenses directly related to such registration pursuant to this section, including, but not limited to, legal fees of the Company’s counsel, audit fees, printing expense, filing fees and fees and expenses relating to qualifications under state securities or blue sky laws shall be borne entirely by the Company; provided, however, that the persons for whose account the securities covered by such registration are sold shall bear the brokerage fees and commissions and discounts applicable to their shares and the fees and expenses of their own legal counsel, including the Investor’s Counsel (as defined in Section 1.2(c) below), and other advisors; provided, however, that the Company will reimburse the Investors for the reasonable legal fees and expenses of Investor’s Counsel (not to exceed $10,000), that are incurred in connection with the transactions contemplated by this Agreement. The Company shall use its best efforts to keep effective and maintain any registration, qualification, notification or approval specified in this section for the Effectiveness Period and, from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. Notwithstanding anything to the contrary herein, the Company shall not be required to include any Registrable Stock in any underwritten public offering by the Company or register the resale of the shares in an underwritten offering by the Investors.

     1.2 Registration—General Provisions. In connection with the registration of the Registrable Stock under the Securities Act, the Company will:

          (a) prepare and file with the Commission a registration statement on Form S-3 with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as possible after the date it is filed and keep the prospectus which is a part of such registration statement current until the earlier of the date on which: (i) all such shares of Registrable Stock have been sold, or (ii) one year after the date it is declared effective by the Commission or (iii) the expiration of the holding period applicable to the Registrable Stock held by Investors which are not affiliates of the Company under Rule 144(k) under the Securities Act (the “Effectiveness Period”); provided, however, that if at any time the Company shall obtain a written opinion of legal counsel reasonably satisfactory to the Investors to the effect that the Registrable Stock may be publicly offered for sale in the United States by the Investors pursuant to Rule 144(k), the Company shall no longer be obligated to file or maintain a registration statement with respect to the Registrable Stock pursuant to this Agreement, unless, at a later date but within the one year period set forth above, an Investor delivers to the Company an opinion of counsel to such Investor, which opinion is satisfactory in form and substance to counsel to the Company, that registration is then required as a result of a change in applicable law;

          (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the Effectiveness Period (or such shorter period) referred to in section 1.2(a) above;

          (c) at the request of Investors holding a majority of the Registrable Stock, provide legal counsel for such Investors (referred to herein as “Investor’s Counsel”) with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of such registration statement;

          (d) furnish to each Investor such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Investor may reasonably request in order to facilitate the public offering of such securities;

          (e) use best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Investors may reasonably request in writing within 30 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (f) notify Investors, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendment thereto, has become effective or a supplement to any prospectus forming a part of such registration statement has been filed with the Commission;

          (g) notify the Investors promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (h) prepare and promptly file with the Commission and promptly notify the Investors of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (i) advise the Investors, and the Investors’ Counsel, if any, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (j) Notwithstanding the foregoing, following the effectiveness of such registration statement, the Company may, based upon the reasonable determination of the Company’s Board of Directors, suspend the effectiveness of such registration statement (and the Investors shall not sell during such Suspension Period) for up to a period not to exceed an aggregate of 45 days in any 90-day period, as appropriate (each such period, a “Suspension Period”), by giving notice to the Investors, if (i) the Company, on the advice of its counsel, shall have determined that the Company may be required to disclose any material corporate development; (ii) based upon advice from the Company’s investment banker or financial advisor, if the Company shall be involved in a pending or contemplated financing or offering which could be adversely affected, (iii) in the judgment of the Company’s Board of Directors, the registration would impede, delay, or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or other similar material transaction involving the Company, and (iv) an event occurs and is continuing as a result of which the registration statement would, in the Company’s judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company determines that the disclosure of such event at such time would have a material adverse effect on the business of the Company and/or its affiliates and subsidiaries; provided, that (A) in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, the Company may extend a Suspension

Period from 45 days to 60 days and (B) the Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period. Each Investor, by his, her or its acceptance of a Registrable Security, agrees to hold in confidence any communication by the Company relating to an event described in this Section 1.2(j). Upon notice by the Company to the Investors of any determination under Subclauses (i), (ii), (iii) or (iv) above, the Investors shall keep the fact and content of such notice strictly confidential.

     1.3 Registration Expenses. The Company shall pay all Registration Expenses (as defined below) in connection with the inclusion of shares of Common Stock in any registration statement, or application to register or qualify such shares under state securities laws, filed by the Company hereunder, other than as set forth herein. For purposes of this Agreement, the term “Registration Expenses” means the filing fees payable to the Commission, any state agency and the National Association of Securities Dealers, Inc. and any securities exchange; the fees and expenses of the Investor’s Counsel (subject to the limitation set forth in Section 1.1 above), Company’s legal counsel and independent certified public accountants in connection with the preparation and filing of the registration statement (and all amendments and supplements thereto) with the Commission; and all expenses relating to the printing of the registration statement and prospectuses. Each Investor, and not the Company, will pay its proportionate share of any custodian fees or commissions or discounts or transfer taxes which may be payable to any broker and any other expenses incurred by the Investors not expressly included herein.

     1.4 Indemnification. With respect to the registration of the resale of the shares of Registrable Stock:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investors, the trustees, partners, officers and directors of an Investor, any underwriter or broker for an Investor and each person, if any, who controls an Investor or any underwriter or broker within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto and (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each Investor, trustee, partner, officer, director, underwriter, broker, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it is indirect, incidental, consequential, special, or punitive or to the extent that it arises out of or is based upon a Violation which occurs (a) in reliance upon and in conformity with written information furnished to it expressly for use in connection with such registration statement by an Investor, trustee, partner, officer, director, or controlling person of such Investor,

(b) by an Investor’s failure to furnish the Company, upon request, information with respect to such Investors, any broker of an Investor, or the Investor’s intended method of distribution required to be stated in the Registration Statement or necessary to make the statements therein in light of the circumstance under which they were made not misleading, or (c) if the Company shall sustain the burden of proving that an Investor or any such broker sold securities to the person alleging such Violations without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had within a reasonable period of time prior to such written confirmation furnished copies thereof to such Investor or such broker, and such prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement.

          (b) To the extent permitted by law, each Investor will severally indemnify the Company (including, for the purposes hereof, any subsidiary or affiliate of the Company), each director, officer and controlling person of the Company or any such subsidiary or affiliate and each officer of the Company who signed the registration statement against all claims, losses, damages and liabilities (or actions, proceedings or settlements, if such settlements are effected with the written consent of the Investor, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document in which the Investor’s shares of Common Stock are included (including any related registration statement, notification of the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein, or any violation by any of the Investors of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Investors and relating to action or inaction required of the Investors in connection with any such sale, transaction, registration, qualification or compliance; provided, however, that the Investors shall not be liable for any such untrue statement (or alleged untrue statement) or omission (or alleged omission) of which an Investor has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred and such Investor reimburses the Company, each of its officers, directors, and each person controlling the Company, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party; and provided further, that if there is more than one indemnified party, the indemnifying party shall pay for the reasonable fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, unless representation of an indemnified party by the counsel retained by the other indemnified parties would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this section.

          (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity who shall not have been guilty of such fraudulent misrepresentation.

2. Covenants of the Investors. Each Investor agrees that, for a period of 180 days following the effective date of a registration statement of the Company under the Securities Act, such Investor will not sell, offer to sell, grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by such Investor except for shares of Common Stock included in such registration pursuant to the terms of this Agreement. Each Investor further agrees that it will promptly notify the Company of any changes in the information set forth in the registration statement regarding the Investor or its plan of distribution.

3. Certain Documents. The Company hereby covenants and agrees that so long as the registration statement covering the resale of Registrable Stock owned by any Investor is effective, the Company will furnish to such Investor the following items upon the request of an Investor:

     (a) as soon as practicable after it is available, one copy of the particular registration statement covering the Registrable Stock; and

     (b) upon the request of an Investor, a reasonable number of copies of the Prospectus to fulfill the Investor’s Prospectus delivery requirements under the Securities Act.

4. Decrease in Price of Registrable Stock. In the event the Company elects to pay all or a portion of the Additional Consideration payable to the Investors pursuant to Section 5 of the Stock Purchase Agreement in stock of the Company, and the price of the shares of Registrable Stock decreases between the close of trading on the Nasdaq National Market of the date of the delivery of such shares and the close of trading on the Nasdaq National Market on the date the registration statement is declared effective, the Company shall make a further payment of Additional Consideration to each Investor equal to the amount of the decrease in price of the shares of such Investors’ Registrable Stock (adjusted for stock dividends, stock splits, reverse splits, recapitalizations and the like) plus any accrued interest at the rate of five percent per annum from the close of trading on the date of delivery of the shares until the close of trading on the date the registration statement is declared effective. Notwithstanding the foregoing, the Company shall have the right in its sole discretion to withdraw the registration statement and redeem the Investors’ Registrable Stock in exchange for payment to each Investor of an amount in cash equal to the Additional Consideration with respect to which such shares were issued (adjusted for stock dividends, stock splits, reverse splits, recapitalizations and the like) to such investor.

5. Loan Notes.

     5.1 Investor Election. If upon 120 days from the date that Additional Consideration becomes payable to Investors under the Stock Purchase Agreement the registration statement has not been declared effective by the Commission, the Investors may elect (by written notice to the Company) at any time until the business day prior to the date the registration statement is declared effective to require the Company to repurchase from the Investors all or any part of the Investors’ shares by issuing Loan Notes of the Company to the Investors within five business days after such election at the price per share at which such shares were valued by the Company under the Stock Purchase Agreement at the time they were issued to the Investors.

     5.2 Suspension Period. In the event (i) the Company declares a Suspension Period within the first 30 days after the registration statement is declared effective by the Commission, and such Suspension Period continues for a period of more than five trading days or (ii) if there is a Suspension Period in effect on the date registration statement is declared effective (each a “Trigger Event”), the Investors may elect (by written notice to the Company) within five days of the Trigger Event, to require the Company to repurchase from the Investors all or any part of the Investors’ shares by issuing Loan Notes of the Company to the Investors within five business days after such election at the price per share at which such shares were valued by the Company under the Stock Purchase Agreement at the time they were issued to the Investors.

6. Miscellaneous.

     6.1 Amendments. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given or made unless the Company has obtained the written consent of Investors holding a majority of the Registrable Stock.

     6.2 Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, facsimile, overnight courier or registered first-class mail to the address of the Investors and the Company as set forth in the Company’s records. All such notices and communications shall be deemed to have been duly given: when delivered, if by hand, overnight courier or mail or when transmission is confirmed by the sending unit, if by facsimile.

     6.3 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     6.4 Headings. The headings to this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without giving effect to the conflict of laws principles thereof.

     6.6 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Investors and the Company shall be enforceable to the fullest extent permitted by law.

     6.7 Remedies. The remedies provided for in this Agreement shall be cumulative and in addition to all other remedies available, at law or in equity, and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.

     6.8 Consent to Jurisdiction. In connection with any suit, claim, action or proceeding arising out of this Agreement, the parties hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in the State of Minnesota. Each party agrees to service of process in the manner set forth in Section 5.2 and that such service shall be valid and sufficient for all purposes; and each party agrees, and irrevocably waives any objection based on forum non conveniens or venue, to appear in any United States federal court or state court located in the State of Minnesota.

     6.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by their duly authorized representatives as of the date indicated above.

COMPUTER NETWORK TECHNOLOGY CORPORATION

By:	/s/ Gregory T. Barnum

Gregory T. Barnum Chief Financial Officer

INVESTORS:

/s/ Greg Scorziello

Greg Scorziello

/s/ Paul Foskett

Paul Foskett

/s/ Owen Smith

Owen Smith

9